Exhibit 4.2

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED HEREIN,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of December 14, 2010

to

Indenture

Dated as of October 6, 2009

by and among

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED THEREIN,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

7  3/4% Senior Subordinated Notes due 2014

of TransDigm Inc.

This FOURTH SUPPLEMENTAL INDENTURE (this “SUPPLEMENTAL INDENTURE”), dated as of December 14, 2010, among TransDigm Inc., a Delaware corporation (the “COMPANY”), TransDigm Group Incorporated, a Delaware corporation (“TD GROUP”), Adams Rite Aerospace, Inc., a California corporation (“ADAMS RITE”), MarathonNorco Aerospace, Inc., a Delaware corporation (“MARATHON”), Champion Aerospace LLC, a Delaware limited liability company (“CHAMPION”), Avionic Instruments LLC, a Delaware limited liability company and successor to Avionic Instruments Inc. (“AVIONIC”), Skurka Aerospace Inc., a Delaware corporation (“SKURKA”), CDA InterCorp LLC, a Florida limited liability company (“CDA”), Aviation Technologies, Inc., a Delaware corporation (“ATI”), Avtech Corporation, a Washington corporation (“AVTECH”), Transicoil LLC, a Delaware limited liability company (“TRANSICOIL”), AeroControlex Group, Inc., a Delaware corporation (“AEROCONTROLEX”), Malaysian Aerospace Services, Inc., a Delaware corporation (“MALAYSIAN”), Bruce Aerospace, Inc., a Delaware corporation (“BRUCE AEROSPACE”), Bruce Industries, Inc., a Colorado corporation (“BRUCE INDUSTRIES”), CEF Industries, LLC, a Delaware limited liability company (“CEF”), Aircraft Parts Corporation, a New York corporation (“APC”), Acme Aerospace, Inc., a Delaware corporation (“ACME”), Dukes Aerospace, Inc., a Delaware corporation (“DUKES”), Semco Instruments, Inc., a Delaware corporation, (“SEMCO”), Hartwell Corporation, a California corporation (“HARTWELL”), McKechnie Aerospace DE, Inc., a Delaware corporation (“MCKECHNIE AEROSPACE DE”), McKechnie Aerospace Holdings, Inc., a Delaware corporation (“MCKECHNIE AEROSPACE HOLDINGS”), McKechnie Aerospace Investments, Inc., a Delaware corporation (“MCKECHNIE AEROSPACE INVESTMENTS”), McKechnie Aerospace US LLC, a Delaware limited liability company (“MCKECHNIE AEROSPACE US”), Texas Rotronics, Inc., a Texas corporation (“ROTRONICS”), Valley-Todeco, Inc., a Delaware corporation (“VALLEY”), Western Sky Industries, LLC, a Delaware limited liability company, (“WESTERN” and, together with TD Group, Adams Rite, Marathon, Champion, Avionic, Skurka, CDA, ATI, Avtech, Transicoil, AeroControlex, Malaysian, Bruce Aerospace, Bruce Industries, CEF, APC, Acme, Dukes, Semco, Hartwell, McKechnie Aerospace DE, McKechnie Aerospace Holdings, McKechnie Aerospace Investments, McKechnie Aerospace US, Rotronics, Valley, the “EXISTING GUARANTORS”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “TRUSTEE”) under the indenture referred to below (the “INDENTURE”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as supplemented by the First Supplemental Indenture thereto, dated as of December 2, 2009, Second Supplemental Indenture, dated as of September 3, 2010, and Third Supplemental Indenture, dated as of December 6, 2010, the “INDENTURE”), dated as of October 6, 2009, providing for the issuance by the Company of 7-3/4% Senior Subordinated Notes due 2014 (the “NOTES”) and the guarantees thereof by each of the Existing Guarantors;

WHEREAS, the Company has offered to purchase for cash any and all outstanding Notes (the “TENDER OFFER”);

WHEREAS, in connection with the Tender Offer, the Company has requested that Holders of the Notes deliver their consents with respect to the deletion of certain provisions of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Existing Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have duly consented to the proposed modifications set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Company has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee (i) a copy of resolutions of the Board of Directors of the Company and each Existing Guarantor authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officer’s Certificate and the Opinion of Counsel described in Section 9.06 and Section 13.04 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture legal, valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01 Amendments.

(a) Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting in their entireties Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 6.01(d), 6.01(e), 6.01(f), 6.01(g) and Article 5 of the Indenture.

(b) Effective as of the date hereof, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or Clause and such Sections or Clause shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.

SECTION 1.02 Amendment of Definitions. Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 1.01 hereof.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01 Effect of Supplemental Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all of the terms of the Indenture shall remain and continue in full force and effect. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 2.02 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company of at least a majority in principal amount of the outstanding Notes pursuant to the Tender Offer, with the result that the amendments to the Indenture effective by this Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such purchase shall not occur.

SECTION 2.03 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 2.04 No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Company and the Existing Guarantors, and the Trustee assumes no responsibility for the correctness or completeness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 2.05 Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 2.06 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 2.07 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of December 14, 2010, certain restrictive covenants of the Company and the Existing Guarantors and certain of the Events of Default have been eliminated or limited, as provided in the Fourth Supplemental Indenture, dated as of December 14, 2010. Reference is hereby made to said Fourth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

SECTION 2.08 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

SECTION 2.09 Effects of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

SECTION 2.10 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

TRANSDIGM INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President and Chief Financial Officer

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President Chief Financial Officer and Secretary

CHAMPION AEROSPACE LLC

By: TransDigm Inc., its sole member

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President and Chief Financial Officer

ADAMS RITE AEROSPACE, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Assistant Secretary

MARATHONNORCO AEROSPACE, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Assistant Secretary

AVIONIC INSTRUMENTS LLC

By: TransDigm Inc., its sole member

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President and Chief Financial Officer

SKURKA AEROSPACE INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Assistant Secretary

CDA INTERCORP LLC

By: TransDigm Inc., its sole member

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President and Chief Financial Officer

AVIATION TECHNOLOGIES, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

AVTECH CORPORATION

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

TRANSICOIL LLC

By: TransDigm Inc., its sole member

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President and Chief Financial Officer

AEROCONTROLEX GROUP, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

MALAYSIAN AEROSPACE SERVICES, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

BRUCE AEROSPACE INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

BRUCE INDUSTRIES, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

CEF INDUSTRIES, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

AIRCRAFT PARTS CORPORATION

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

ACME AEROSPACE, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

DUKES AEROSPACE, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

SEMCO INSTRUMENTS, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

MCKECHNIE AEROSPACE HOLDINGS, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

MCKECHNIE AEROSPACE INVESTMENTS, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

MCKECHNIE AEROSPACE DE, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

MCKECHNIE AEROSPACE US LLC

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

VALLEY-TODECO, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

HARTWELL CORPORATION

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

WESTERN SKY INDUSTRIES, LLC

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

TEXAS ROTRONICS, INC.

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Treasurer and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Ted Mosterd
	Name:	Ted Mosterd
	Title:	Associate